EXHIBIT 2.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "TIRIOS PROPCO SERIES LLC", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF APRIL, A.D. 2023, AT 12:58 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7405709 8100
SR# 20231427813

Authentication: 203138599
Date: 04-13-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:58 PM 04/13/2023
FILED 12:58 PM 04/13/2023
SR 20231427813 - File Number 7405709

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The Name of the limited liability company is:

Tirios Propco Series LLC

2. The Registered Office of the limited liability company in the State of Delaware is located at 8 The Green A (street), in the City of Dover, Zip Code 19901. The name of the Registered Agent as such address upon whom process against this limited liability company many be served is A Registered Agent, Inc

3. Series LLC. Notice is hereby given that, pursuant to Section 18-215(b) of the Delaware LLC Act, the Company has or may establish one or more designated series and that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company shall be enforceable against the assets of such series only and not against the assets of the Company generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement of the Company, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.

By ______________________________
Authorized Person

Name Clemen Cunningham
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